Exhibit 10.31

This Binding Memorandum of Understanding (this “MOU”) is entered into as of this 8th day of June, 2020 (“Effective Date”), by and among OFFICE MART, INC a North Carolina corporation (“OM”), JASON ANGEL (“JA”), Global Clean Solutions LLC a Nevada Corp (“GC”) and ZAAZ Medical, Inc (ZM). OM, JA, GC and ZM shall also be referred to hereinafter as a “Party,” and collectively, as the “Parties”.

WHEREAS, JA (“Current Owner”), is the current majority owner of Office Mart, Inc.

WHEREAS JA has full right, title and lawful authority to enter into this Agreement and is not a party to or bound by any contract, agreement, obligation, statute, regulatory provision or other restriction which would prevent, prohibit or otherwise adversely affect its ability to carry out the terms and provisions of this Agreement.

WHEREAS, ZAAZ Medical, Inc (“ZM”) is in the business of sourcing and supplying Personal Protective Equipment for the fulfillment of certain purchase orders.

WHEREAS, Global Clean Solutions, LLC (“GC”) has been integral in the facilitation of sourcing and supplying Personal Protective Equipment for the fulfillment of certain purchase orders.

WHEREAS, Global Clean Solutions, LLC (“GC”) is party to the purchase orders from the State of California (PO#M14605-T18010 and PO# M14605-T19500) with Office Mart (“OM”).

WHEREAS, ZAAZ Medical, Inc is in the business of securing financing for purchase orders.

WHEREAS, OM is a marketing company for the sale of Personal Protective Equipment.

WHEREAS, OM has Received purchase orders (“Pos”) from the State of California PO# M14605-T18010 Dated May 5th 2020 and PO #M14605-T19500 Dated May 14th 2020.

WHEREAS, upon the signing of this MOU the agreement should be binding on the parties.

WHEREAS, the Parties desire to enter into this binding MOU between them, setting out the preliminary economic, working arrangements that each of the Parties agree are necessary to effectuate the objectives of the MOU;

WHEREAS, the parties agree that OM has not delivered on the POs, which has caused a delay in fulfillment of its responsibility to deliver goods to its customer, the State of California. ZM is entering into this agreement on a best efforts basis and no liability can be held on ZM for not delivering upon the PO’s Due Date.

WHEREAS, OM and GC are not responsible for payment from the State of California.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Purpose. The purpose of this MOU is for ZM to finance and supply those certain POs received from the State of California and for OM to assign all rights title and interest which Assignor has in all accounts, sums, monies and payments due or to become due to Assignor under that certain purchase orders issued by the customer

2. ALLOCATIONS and Collections: All proceeds collected under the PO should be wired to an account selected by ZM or its assignee and shall be disbursed as follows:

(a) All monies advanced by ZM in connection with the purchase of goods, transportation of goods, Customs duties paid, or any other expenses related to the fulfillment of the Pos, along with all fees and interest due shall be paid first to ZM.

(b) All fees related to the sourcing and supplying of goods and any other approved expenses shall be paid to ZM

(c) 50% of all remaining monies will be paid to ZM

(d) $2,875,000 of remaining monies shall be paid to GC (inclusive of both ZM and OM agreed upon amounts)

(d) All remaining monies shall be paid to OM

3. ZM Contributions and Commitments. As consideration ZM will contribute the following:

(a) ZM will supply all the goods under the POs at best efforts by the agreed upon or revised due dates of the Pos.

4. GC Commitments and Contributions

(a) GC has contributed $825,000 to OM to secure the PO’s and sourcing partnerships.

5. ZM Commitments and Contributions

(a) ZM Will Finance all goods including all shipping and Customs duties

6. OM Commitments and Contributions

(a) The two POs received from the State of California

(b) Assist ZM in any way necessary to fulfill the PO and manage the relationship with the state

(c) Invoice the State of CA for Delivery of goods according to the direction of ZM

7. Additional items:

(a) OM shall send a non-revocable letter of direction to State of California Department of General Services Procurement Division for all payments received from the POs

(b) All communication with the State of California will need the approval of ZM and a representative of ZM and a representative of ZM should be copied into the communication

(c) OM should promptly upon request from ZM or ZM communicate with the State of California in regard to the POs

(d) If payments are mistakenly sent to OM. OM shall immediately inform ZM and send immediately forward all funds of the payment received to the designated bank account of ZM without delay, deductions, holdback, or offset of any kind for any reason.

(e) Any future invoices OM receives from the State of California shall be offered to ZAAZ Medical to fund and fulfill on the same terms unless otherwise agreed upon in writing by both parties

7. Confidentiality. The Parties agree that the terms of this MOU are confidential and may not be disclosed, except as may be required by law or as contemplated by the Definitive Agreements, and except as to disclosure to the Parties’ boards of managers, boards of directors, advisors and financial institutions, without the consent of the Parties, which shall not be unreasonably withheld or delayed. All such persons and parties must be bound to hold the terms of this MOU confidential. Notwithstanding the foregoing, the Parties acknowledge that ZM will make such disclosures regarding the general terms of the proposed transactions as required to fulfill their Obligations from the above sections. This Section shall survive the termination or expiration of this MOU.

8. Legal Effect. Until the Parties form the Company and enter into an operating agreement or shareholders’ agreement with respect to the subject matter of this MOU, the provisions of this MOU shall be binding upon the Parties, including the WHEREAS clauses which form an integral part hereof.

9. Further Assurances. Each Party hereto shall execute and deliver all such further instruments and documents as may reasonably be requested by the other Party or Parties in order to carry out fully the intent, and to accomplish the purposes, of the Company business and the transactions contemplated hereby, including the Definitive Agreements.

10. Notice. Any notice or communication required or permitted under this MOU shall be sufficiently given if delivered in person or by certified mail, return receipt requested, internationally recognized overnight carrier or by electronically confirmed email to the address set forth in the opening paragraph or to such other address as one Party may have furnished to the other in writing.

11. Amendment; Severability; No Assignment. This MOU may be amended or supplemented in writing, if signed by all of the Parties. If any provision of this MOU is found to be invalid or Unenforceable for any reason, the remaining provisions will continue to be valid and Enforceable. If a court finds that any provision of this MOU is invalid or Unenforceable, then such provision shall be substituted with a valid provision which reflects as closely as Possible the intentions of the Parties hereunder. This Agreement may not be assigned by any Party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate.

12. Governing Law This MOU shall be governed by, construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles.

13. Counterparts. This MOU may be executed in counterparts. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follows]

IN WITNESS THEREOF, the undersigned Parties have executed this MOU as of the Effective Date set forth above.

OFFICE MART, INC.

By:
Name:	Jason Angel
Title:	CEO

JASON ANGEL

By:
Name:	JASON ANGEL

ZAAZ MEDICAL, INC

By:
Name:	Ian Cruickshank
Title:	CEO

Global Clean Solutions LLC

By:
Name:	Brian McFadden
Title:	Member